Exhibit (d)(5)

AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

dated November 1, 2018

between

CBG HOLDINGS LLC

and

GREENSTAR CANADA INVESTMENT LIMITED PARTNERSHIP

and

CANOPY GROWTH CORPORATION

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TABLE OF CONTENTS

(continued)

		Page

7.11	Further Assurances	30
7.12	Public Disclosure	30
7.13	Counterparts	31

-ii-

AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT, dated November 1, 2018 (this “Agreement”), is made by and between CBG Holdings LLC, a limited liability company existing under the Laws of the State of Delaware (“CBG”), Greenstar Canada Investment Limited Partnership (“GCILP”), a limited partnership existing under the laws of the Province of British Columbia and Canopy Growth Corporation, a corporation existing under the federal Laws of Canada (the “Company”).

RECITALS

A.

On November 2, 2017, GCILP and the Company entered into an investor rights agreement (the “Original Investor Rights Agreement”) to record their agreement as to the manner in which the Company’s affairs would be conducted and to grant to GCILP certain rights with respect to its beneficial ownership of Common Shares (as defined below).

B.

On the date hereof, the Company issued to CBG, on a private placement basis, pursuant to a subscription agreement dated August 14, 2018 (the “Subscription Agreement”): (i) 104,500,000 Common Shares; and (ii) 139,745,453 common share purchase warrants representing the right to purchase up to 139,745,453 Common Shares (the “Warrants”), for an aggregate purchase price of C$5,078,700,000 (the “Investment”).

C.

In connection with the Investment, CBG, GCILP and the Company now wish to enter into this Agreement for the purpose of amending and restating the Original Investor Rights Agreement in its entirety, with effect upon the completion of the Investment.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1	Certain Defined Terms

The following capitalized terms used in this Agreement shall have the meanings set forth below:

“ACMPR” means the Access to Cannabis for Medical Purposes Regulations (Canada) issued under the CDSA.

“Act” means the Canada Business Corporations Act.

“Affiliate” means, with respect to any Person, any Person now or hereafter existing, directly or indirectly, Controlled by, Controlling, or under common Control with, such Person, whether on or after the date hereof.

“Agreement” has the meaning ascribed to such term in the Preamble.

“Ancillary Agreements” means all agreements, certificates and other instruments delivered pursuant to this Agreement.

“Applicable Law” means, with respect to any Person, property, transaction, event or other matter, (a) any foreign or domestic constitution, treaty, law, statute, regulation, code, ordinance, principle of common law or equity, rule, municipal by-law, Order or other requirement having the force of law and/or (b) any policy, practice, protocol, standard or guideline of any Governmental Authority which, although not necessarily having the force of law, is regarded by such Governmental Authority as requiring compliance as if it had the force of law (collectively, the “Law”) relating or applicable to such Person, property, transaction, event or other matter and also includes, where appropriate, any interpretation of the Law (or any part thereof) by any Person having jurisdiction over it, or charged with its administration or interpretation.

“Audit Package” means all materials prepared for and delivered to the Company’s Audit Committee relating to the approval of the Company’s annual and quarterly financial statements and MD&A.

“Board” means the board of directors of the Company from time to time.

“Board Size” has the meaning ascribed to such term in Section 2.1(a).

“Board Observer” has the meaning ascribed to such term in Section 2.1(g).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Smiths Falls, Ontario are authorized or required by Law to close. Any event the scheduled occurrence of which would fall on a day that is not a Business Day shall be deferred until the next succeeding Business Day.

“Cannabis” and “cannabis” means (i) all living or dead material, plants, seeds, plant parts or plant cells from any cannabis species or subspecies (including sativa, indica and ruderalis), including wet and dry material, trichomes, oil and extracts from cannabis (including cannabinoid or terpene extracts from the cannabis plant), and (ii) biologically or synthetically synthesized analogs of cannabinoids extracted from the cannabis plant using micro-organisms, including but not limited to (A) cannabis and marijuana, as defined pursuant to Applicable Law, including the CDSA, the ACMPR and, if and as the Cannabis Act comes into force, the Cannabis Act and (B) Industrial Hemp as defined in the Industrial Hemp Regulations issued under the CDSA or other Applicable Law.

“Cannabis Act” means S.C. 2018, c.16, An Act respecting cannabis and to amend the Controlled Drugs and Substances Act, the Criminal Code and other Acts, as amended from time to time and as the same may come into force.

“Cannabis Opportunity” means a business opportunity relating to marketing, manufacturing, development, preparation for sale, offering for sale, leasing or distributing products containing Cannabis or other equipment, accessories, goods or products the primary purpose of which is related, or following closing of the opportunity would relate, to marketing, manufacturing, development, preparation for sale, offering for sale, sale, distribution, storage or use of Cannabis, including but not limited to:

(a)	all retail, production, marketing, data analysis, or any service related to Cannabis or any Cannabis related equipment, accessory, good or products;

(b)

any research, design, development, manufacture, testing, analysis, storage, warehousing, use, transportation, distribution, branding, marketing, advertising, sale, offering for sale or resale, importation, exportation or lease of Cannabis or related Cannabis related equipment, accessory, good or products; or

(c)	licensing or sub-licensing of intellectual property relating to Cannabis or for use in connection with any of the foregoing.

“CBG” has the meaning ascribed to such term in the Preamble.

“CBG Group” means, collectively, CBG, GCILP, and Constellation Brands, Inc. and its Subsidiaries.

“CBG Nominee” has the meaning ascribed to such term in Section 2.1(b)(ii).

“CDSA” means the Controlled Drugs and Substances Act (Canada).

“Claim” means any cause of action, action, claim, demand, lawsuit, audit, proceeding or arbitration, including, for greater certainty, any proceeding or investigation by a Governmental Authority.

“Cleansing Announcement” means a public announcement which shall: (a) be prepared by the Company in consultation with CBG; (b) contain the Cleansing Information; and (c) be generally disclosed to the marketplace in accordance with Section 5.1(a)(ix).

“Cleansing Date” means the date on which a Cleansing Document is filed.

“Cleansing Document” has the meaning ascribed to such term in Section 5.1(a)(ix).

“Cleansing Information” means any and all material non-public information relating to the Company or any of its Subsidiaries that: (a) has been provided to the CBG Group and/or the CBG Nominees; and (b) would, without a Cleansing Announcement, prevent the CBG Group from trading its Common Shares under Applicable Laws.

“Commercialization Agreement” means the Commercialization Agreement dated November 2, 2017 between GCILP and the Company, whether or not terminated, expired, or in full force and effect.

“Common Share” means a common share in the capital of the Company or such other shares or other securities into which such common share is converted, exchanged, reclassified or otherwise changed, as the case may be, from time to time.

“Company” has the meaning ascribed to such term in the Preamble.

“Company Nominees” means, in respect of a meeting of the shareholders of the Company at which directors are to be elected, such individuals presented by management of the Company to its shareholders for election as directors at such meeting, including, for the avoidance of doubt, each of the CBG Nominees.

“Confidential Information” means any and all information about the Discloser or any of its Affiliates which is furnished by it or any of its Representatives to the Recipient or any of its Affiliates, whenever furnished and regardless of the manner in which it is furnished (orally, in writing, electronically, etc.) and includes all Information, including information regarding the business and affairs of the Discloser and its Affiliates, their plans, strategies, operations, financial information (whether historical or forecasted), business methods, systems, practices, analyses, compilations, forecasts, studies, designs, processes, procedures, formulae, improvements, trade secrets and other documents and information prepared or furnished by the Discloser, an Affiliate of the Discloser or any of their Representatives; provided, however, that Confidential Information shall not include, and no obligation under Section 4.5 shall be imposed on, information that: (a) was known by or in the Recipient’s possession before disclosure by or on behalf of the Discloser; (b) is or becomes generally known within either Party’s industry other than as a result of a breach of this Agreement by the Recipient, its Affiliates or their Representatives; (c) is or becomes available to the Recipient or its Affiliates on a non-confidential basis from a third party, provided that such third party is not and was not prohibited from disclosing such information; or (d) is independently developed by the Recipient or its Affiliates without reference to or use of the Confidential Information of the Discloser. Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Recipient merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Recipient. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the Recipient merely because individual elements of such Confidential Information are in the public domain or in the possession of the Recipient unless the combination and its principles are in the public domain or in the possession of the Recipient.

“Control” means:

(a)

in relation to a corporation, the direct or indirect beneficial ownership at the relevant time of shares of such corporation carrying more than 50% of the voting rights ordinarily exercisable at meetings of shareholders of the Company where such voting rights are sufficient to elect a majority of the directors of the Company;

(b)

in relation to a Person that is a partnership, limited liability company or joint venture, the direct or indirect beneficial ownership at the relevant time of more than 50% of the ownership interests of the partnership, limited liability company or joint venture in circumstances where it can reasonably be expected that the Person can direct the affairs of the partnership, limited liability company or joint venture; and

(c)	in relation to a trust, the direct or indirect beneficial ownership at the relevant time of more than 50% of the property settled under the trust;

and the words “Controlled by”, “Controlling” and similar words have corresponding meanings; the Person who directly or indirectly Controls a Controlled Person or entity shall be deemed to Control a corporation, partnership, limited liability company, joint venture or trust which is Controlled by the Controlled Person or entity, and so on.

“Controlled Substances Act” means the Controlled Substances Act of the United States, 21 U.S.C. § 801 et seq.

“Convertible Security” means a security of the Company that is convertible or exercisable into or exchangeable for Common Shares, but excludes (a) an Incentive Security, (b) a Special Option, (c) a Right, and (d) the Pre-Emptive Right.

“Discloser” means the Party or its Affiliate that discloses its Confidential Information to the other Party or its Affiliate (provided that providing information directly to an Affiliate of a Party shall be deemed to be a provision of such information to such Party).

“Disclosure Record” means all documents publicly filed by the Company on the System for Electronic Document Analysis and Retrieval (SEDAR) under applicable Securities Laws.

“Exercise Notice” has the meaning ascribed to such term in Section 3.1(g).

“GCILP” has the meaning ascribed to such term in the Preamble.

“Governmental Authority” means:

(a)	any domestic or foreign government, whether national, federal, provincial, state, territorial, municipal or local (whether administrative, legislative, executive or otherwise);

(b)

any domestic or foreign agency, authority, ministry, department, regulatory authority, court, central bank, bureau, board or other instrumentality having legislative, judicial, taxing, regulatory, prosecutorial or administrative powers or functions of, or pertaining to, government, including: (i) Health Canada and other applicable regulatory authorities with oversight of the Cannabis industry and any business or operations within the Cannabis industry generally; (ii) the United States Alcohol and Tobacco Tax and Trade Bureau; and (iii) the United States Department of Justice;

(c)	any court, commission, individual, arbitrator, arbitration panel or other body having adjudicative, regulatory, judicial, quasi-judicial, administrative or similar functions; and/or

(d)	the TSX, the NYSE and any other stock or securities exchange, marketplace or trading market upon which the Company has sought and obtained listing of its securities.

“Holder” means CBG or any other Person designated by CBG from time to time.

“IFRS” means International Financial Reporting Standards applicable as at the date on which such calculation is made or required to be made in accordance with generally accepted accounting principles in Canada.

“Incentive Security” means an option or other security of the Company convertible or exercisable into or exchangeable for Common Shares granted pursuant to any Share Incentive Plan.

“Independent”, in reference to an individual board nominee, means that such individual is “independent” within the meaning of sections 1.4 and 1.5 of NI 52-110 and for purposes of the rules of the TSX and the rules of the NYSE.

“Information” means: (a) know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures); (b) computer software, inventions, designs and other industrial or intellectual property of any nature whatsoever; (c) any information of a scientific, technical, or business nature; (d) pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data and stability data; (e) process, horticultural and development information, results and data; (f) research, developmental, and demonstration work; (g) data and data files; and (h) all other information, methods, processes, formulations and formulae. Information: (x) may be embodied in or on any media, including hardware, software and/or documentation; (y) includes inventions, insofar as such inventions do not fall within the definition of Intellectual Property Rights; and (z) may include elements of public or non-proprietary information, provided that the compilation of such public or non-proprietary information with or without other proprietary information results in such compilation being considered as proprietary to the Person compiling such information.

“Intellectual Property Rights” means all intellectual property rights as recognized under the Applicable Laws of Canada, the United States of America and other countries or jurisdictions, including rights in and to Patents, Trademarks, copyrights, industrial designs and other intellectual property, and shall include all applications or registrations, including any renewals and extensions thereof and amendments thereto, and rights to apply in any or all countries of the world for such registrations and applications, rights to bring a Claim, at law or in equity or otherwise, for any past, present and/or future infringement, violation or misappropriation, rights and privileges arising under Applicable Laws and other industrial or intellectual property rights of the same or similar effect or nature in any jurisdiction relating to the foregoing throughout the world and all goodwill associated therewith.

“Investment” has the meaning ascribed to such term in the Recitals.

“MD&A” has the meaning ascribed to such term in Section 4.1.

“NI 52-110” means National Instrument 52-110 – Audit Committees.

“NYSE” means the New York Stock Exchange.

“Order” means any order, directive, judgment, decree, injunction, decision, ruling, award or writ of any Governmental Authority.

“Original Percentage” means the percentage equivalent to the quotient obtained when (a) the aggregate number of issued and outstanding Common Shares beneficially owned by the CBG Group is divided by (b) the aggregate number of issued and outstanding Common Shares, in each case, immediately prior to a Triggering Event, and, for the avoidance of doubt, such calculation shall be made on a non-diluted basis and shall not include Common Shares underlying unexercised Convertible Securities, including the Warrant.

“Parties” means CBG, GCILP, the Company and any other person that becomes a Party hereto pursuant to Section 7.6, and a “Party” means any one of them.

“Patents” means: (a) patent applications and issued patents therefor and equivalent rights under the Patent Act (Canada) and the Patent Act (United States), including (i) utility models, originals, provisionals, divisionals, reissues, renewals, re-examinations, continuations, continuations-in-part, continuing prosecution applications, requests for continuing examinations and extensions and applications for the foregoing; and (ii) patent applications and issued patents for plant patents; (b) applications and issued registrations for plant varietals, including applications and registrations under the Plant Variety Protection Act (United States) and the Plant Breeders’ Rights Act (Canada); (c) national and multinational counterparts of such patent and plant varietal applications and issued patents or registrations applied for or registered in any and all countries of the world; (d) all rights to apply in any or all countries of the world for such applications and issued patents or registrations including all rights provided by multinational treaties or conventions for any of the foregoing; and (e) inventions and plant varietals described in any such applications and issued patents or registrations, including those that are included in any claim, capable of being reduced to a claim or could have been included as a claim in any such pending patent applications and issued patents.

“Percentage of Outstanding Common Shares” means the percentage equal to the quotient obtained when (i) the aggregate number of issued and outstanding Common Shares beneficially owned by the CBG Group, or over which the CBG Group exercises control or direction (including, for the purposes of this calculation, Convertible Securities owned by the CBG Group or over which the CBG Group exercises control or direction) is divided by (ii) the aggregate number of issued and outstanding Common Shares (including, for the purposes of this calculation, Convertible Securities owned by the CBG Group or over which the CBG Group exercises control or direction), in each case, as at the time of calculation and, for avoidance of doubt otherwise on a non-diluted basis.

“Permitted Exceptions” has the meaning ascribed to such term in Section 5.3.

“Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

“Pre-Emptive Right” means the right of CBG to purchase the Pre-Emptive Right Securities from the Company in accordance with Article 3.

“Pre-Emptive Right Closing” means the closing from time to time of the issue of the Pre-Emptive Right Securities under the Pre-Emptive Right.

“Pre-Emptive Right Securities” has the meaning ascribed to such term in Section 3.1(a).

“Privilege” has the meaning ascribed to such term in Section 4.6.

“Purpose” has the meaning ascribed to such term in Section 4.5(a).

“Recipient” means the Party or its Affiliate that receives Confidential Information from the other Party or its Affiliate (provided that the receipt of information by an Affiliate of a Party shall be deemed to be the receipt of such information by such Party).

“Representatives” means a Party’s and its Affiliates’ lawyers, independent accountants, financial advisors or other agents, bankers or rating agencies.

“Right” means a right granted by the Company to holders of Common Shares to purchase additional Common Shares and/or other securities of the Company.

“Rights Offering” means a rights offering, dividend distribution, or any other transaction in which the general body of holders of affected securities of the same class are treated identically on a per security basis and the exercise, conversion or exchange of the securities offered pursuant to any such transaction.

“Securities Laws” means, collectively, the applicable securities laws of each of the states, provinces and territories of Canada and the United States and the respective regulations, instruments and rules made under those securities laws, together with all applicable published policy statements, notices, blanket orders and rulings of the securities commissions or securities regulatory authorities of Canada and the United States and of each their respective states, provinces and territories.

“Share Incentive Plan” means any plan of the Company in effect from time to time pursuant to which Common Shares may be issued, or options or other securities convertible or exercisable into or exchangeable for Common Shares may be granted, to directors, officers, employees, and/or consultants, of the Company and/or its Subsidiaries, including, for greater certainty, (a) the employee stock purchase plan approved by shareholders of the Company at the annual shareholder meeting held on September 15, 2017, and (b) the amended restated omnibus incentive plan approved by shareholders of the Company at the special meeting of the shareholders held on July 30, 2018, in each case, as amended.

“Special Option” means an option or other security granted by the Company which is convertible or exercisable into or exchangeable for Common Shares for nominal or indeterminate consideration, and includes an over-allotment option or similar option granted to one or more underwriters in connection with a public offering of securities of the Company, but excludes (a) an Incentive Security, (b) a Right, and (c) the Pre-Emptive Right.

“Standard Financial Report” means financial information prepared by senior management of the Company, detailed in a form consistent with the reporting template used by the Company at the relevant time, prepared on a basis consistent with the Company’s financial statements for such period in the Disclosure Record, which will include a consolidated statement of financial position, consolidated statement of operations and consolidated statement of cash flows, each of which is substantially in the format disclosed in the Company’s publicly issued financial statements for such fiscal year in the Disclosure Record.

“Subscription Agreement” has the meaning ascribed to such term in the Recitals.

“Subsidiary” has the meaning ascribed to such term in National Instrument 45-106 – Prospectus Exemptions.

“Target Number of Shares” means that number of Common Shares that satisfies the following two conditions:

(a)

117,208,056 Common Shares in the capital of the Company, subject to adjustment for any share dividend, share consolidation, share split, share reclassification, reorganization, amalgamation, arrangement or mergers involving the Company or any other event that affects all Common Shares in an identical manner; and

(b)	the number of Common Shares which represents a Percentage of Outstanding Common Shares equal to 28.2%.

“Top-Up Right” has the meaning ascribed to such term in Section 3.6(a).

“Top-Up Right Acceptance Notice” has the meaning ascribed to such term in Section 3.6(e).

“Top-Up Right Notice Period” has the meaning ascribed to such term in Section 3.6(e).

“Top-Up Right Offer Notice” has the meaning ascribed to such term in Section 3.6(d)

“Top-Up Securities” has the meaning ascribe to such term in Section 3.6(a).

“Trademarks” means trade or brand names, business names, trademarks, service marks, certification marks, logos, slogans, corporate names, uniform resource locators, domain names, trading styles, commercial symbols and other source and business identifiers, trade dress, distinguishing guises, tag lines, designs and general intangibles of like nature, whether or not registered or the subject of an application for registration and whether or not registrable and all goodwill associated therewith.

“Transaction Agreements” means this Agreement and the Subscription Agreement.

“Triggering Event” means the issue of Common Shares and/or Convertible Securities by the Company, whether by way of public offering or private placement and, for greater certainty, includes any issue of Common Shares on the exercise, conversion or exchange of any Special Option, but excludes any issue of Common Shares and/or Convertible Securities:

(a)

on the exercise, conversion or exchange of Convertible Securities issued prior to the date hereof, including for greater certainty, the exercise of the Warrants, or on the exercise, conversion or exchange of Convertible Securities issued after the date hereof in compliance with the terms of this Agreement;

(b)	on exercise, conversion or exchange by the CBG Group of any Convertible Securities;

(c)	pursuant to any Share Incentive Plan;

(d)	on the exercise of any Right;

(e)	in connection with bona fide bank debt, equipment financing or non-equity interim financing transactions with lenders to the Company;

(f)

in connection with bona fide acquisitions (including acquisitions of assets or rights under a license or otherwise), mergers or similar business combination transactions undertaken and completed by the Company;

(g)	on any exercise of the Pre-Emptive Right; or

(h)

pursuant to any stock dividend, stock split, share consolidation, share reclassification, reorganization, amalgamation, arrangement or merger involving the Company or any other similar event that affects all Common Shares in an identical manner.

“Triggering Event Closing Date” means the date on which a Triggering Event occurs.

“Triggering Event Notice” has the meaning ascribed to such term in Section 3.1(f).

“Triggering Event Price” means, in respect of an issue of Common Shares and/or Convertible Securities by the Company for cash consideration pursuant to a Triggering Event, the purchase price per Common Share and/or Convertible Security to be paid for such Common Shares and/or Convertible Securities by purchasers other than CBG and means, in respect of an issue of Common Shares and/or Convertible Securities for consideration other than cash consideration pursuant to a Triggering Event, the price per Common Share and/or Convertible Security, as determined by the Board acting in good faith, that would have been received by the Company had such Common Shares and/or Convertible Securities been issued for cash consideration.

“TSX” means the Toronto Stock Exchange.

“Warrants” has the meaning ascribed to such term in the Recitals.

ARTICLE 2

CORPORATE GOVERNANCE

2.1	Board Representation

(a)

As of the date of this Agreement, the Board shall consist of seven directors (the “Board Size”). So long as the CBG Group continues to hold at least the Target Number of Shares, the Board shall not (i) propose or resolve to change the Board Size, except where otherwise required by Applicable Law, as provided in Section 2.1(h), or with the consent of the Holder, or (ii) present a slate of Company Nominees to the shareholders of the Company for election to the Board that is greater than or fewer than the Board Size.

(b)

So long as the CBG Group continues to hold at least the Target Number of Shares, the Company covenants and agrees to nominate for election as directors of the Company at any meeting of shareholders at which directors are to be elected the persons designated as follows:

(i)

the Chief Executive Officer of the Company, or one of the Co-Chief Executive Officers of the Company if the Company has Co-Chief Executive Officers, provided that such individual shall be Bruce Linton for so long as he is the Chief Executive Officer or the Co-Chief Executive Officer of the Company;

(ii)	four individuals designated by the Holder in its discretion (each a “CBG Nominee” and collectively, the “CBG Nominees”); and

(iii)

two individuals designated by the Board who are Independent, “financially literate” (within the meaning of Section 1.6 of NI 52-110 and for purposes of the rules of the TSX and the NYSE) and “resident Canadian” (as defined in the Act).

(c)

For so long as the Board Size is seven, the Holder covenants and agrees that at least one CBG Nominee shall be Independent; provided, however, that for the period beginning on the date of this Agreement and ending on the first anniversary of this Agreement, any CBG Nominee that is an employee of Constellation Brands, Inc. or any of its Subsidiaries may not be nominated for the purpose of this Section 2.1(c).

(d)

In the event the CBG Group no longer holds at least the Target Number of Shares, then for the term of this Agreement, the Holder shall be entitled to designate a number of CBG Nominees that represents its proportionate share of the number of directors comprising the Board (rounded up to the next whole number) based on the Percentage of Outstanding Common Shares beneficially owned by the CBG Group.

(e)

The Company shall (i) include the CBG Nominees in the notice of meeting, the management information circular, proxy statement and form of proxy relating to the applicable shareholder meeting as nominees of management, and (ii) solicit proxies from shareholders of the Company in favour of the election of the CBG Nominees.

(f)

Notwithstanding anything in this Agreement to the contrary, a failure by the Holder to designate any and all CBG Nominees that it is entitled to designate pursuant to this Section 2.1 at any time shall not restrict the ability of the Holder to designate such CBG Nominees at any time in the future.

(g)

If a CBG Nominee fails to be elected by the shareholders of the Company as a director of the Company, the Holder shall have the right to designate such individual as an observer to the Board (each such individual, a “Board Observer”). Each Board Observer shall be entitled to (i) receive notice of and to attend meetings of the Board (ii) take part in discussions and deliberations of matters brought before the Board, (iii) receive notices, consents, minutes, documents and other information and materials that are sent to members of the Board, and (iv) receive copies of any written resolutions proposed to be adopted by the Board, including any resolution as approved, each at substantially the same time and in substantially the same manner as the members of the Board, except that the Board Observer will not be entitled to vote on any matters brought before the Board. The Board Observer will not be entitled to any compensation from the Company; provided, however that all reasonable expenses of the Board Observer shall be reimbursed by the Company.

(h)

In the event that any CBG Nominee ceases to serve as a director of the Company for any reason, including the death, disability, resignation, removal or failure of a CBG Nominee to be elected at a meeting of shareholders, the Company shall cause the Board to appoint as soon as practicable a replacement CBG Nominee in accordance with this Agreement to fill the vacancy caused thereby, including any such death, disability, resignation, removal or failure to be elected, provided that CBG remains eligible to nominate such CBG Nominee pursuant to Section 2.1(b) or Section 2.1(d). Notwithstanding Section 2.1(a), if the Company is prevented by the Act from filling a vacancy with a CBG Nominee in accordance with the foregoing sentence, the Board shall, to the maximum extent permitted by the Act, promptly resolve to increase the Board Size until the next meeting of shareholders and appoint such replacement CBG Nominee(s) to the Board.

(i)

For so long as the CBG Group continues to hold at least the Target Number of Shares, at least one CBG Nominee shall be appointed to each committee established by the Board, including, for certainty, any ad hoc committee, special committee, strategic advisory committee or other similarly constituted committee of the Board formed for the purposes of, among other things, reviewing, considering or evaluating regulatory issues, strategic initiatives or material transactions involving the Company and/or its Subsidiaries (provided that this obligation shall not apply to the audit committee of the Board unless at least one CBG Nominee is Independent). If no CBG Nominee is Independent, the Holder shall have the right to designate as an observer to the audit committee one CBG Nominee.

(j)

The Company shall obtain and maintain in force a directors’ and officers’ insurance policy, with coverage and on terms acceptable to the Board. The Company will enter into customary indemnification agreements with any directors nominated pursuant to this Agreement.

(k)

Bruce Linton shall serve as the Chair of the Board so long as he also serves as (i) Chief Executive Officer or Co-Chief Executive Officer of the Company, and (ii) a director of the Company, unless otherwise approved by unanimous resolution of the Board.

2.2	CBG Approval Right

(a)

For so long as the CBG Group continues to hold at least the Target Number of Shares, the Company shall not (either directly or indirectly through a Subsidiary) take any of the following actions without the prior written consent of CBG:

(i)

consolidate or merge into or with another Person or enter into any other similar business combination, including pursuant to any amalgamation, arrangement, recapitalization or reorganization, other than a consolidation, merger or other similar business combination of any wholly-owned Subsidiary of the Company into or with the Company or into or with another wholly-owned Subsidiary of the Company or an amalgamation or arrangement involving a Subsidiary of the Company with a another Person in connection with an acquisition permitted or approved pursuant to Section 2.2(a)(ii);

(ii)

acquire any shares or similar equity interests, instruments convertible into or exchangeable for shares or similar equity interests, assets, business or operations with an aggregate value of more than $250 million, in a single transaction or a series of related transactions;

(iii)

adopt any plan or proposal for a complete or partial liquidation, dissolution or winding up of the Company or any of its Subsidiaries (other than a liquidation, dissolution or wind-up of any such entity in connection with which all of such entity’s assets are transferred to the Company and/or one or more of its Subsidiaries) or any reorganization or recapitalization of the Company or any of its Subsidiaries or commence any case, proceeding or action seeking relief under any existing or future laws relating to bankruptcy, insolvency, conservatorship or relief of debtors;

(iv)

sell, transfer, lease, pledge or otherwise dispose of any of its or any of its Subsidiaries’ assets, business or operations (in a single transaction or a series of related transactions, and excluding any sale, transfer, lease, pledge or disposition of assets, business or operations to the Company and/or one or more of its Subsidiaries) in the aggregate with a value of more than $20 million; or

(v)

make any changes to the Company’s policy with respect to the declaration and payment of any dividends on the Common Shares, except if and to the extent that a reduction in the dividend is required by Applicable Law.

(b)

If at any time the Holder holds less than the Target Number of Shares but the Percentage of Outstanding Common Shares beneficially owned by the CBG Group is not less than 20%, the Company shall consult with CBG with respect to the matters set forth in Section 2.2(a), but CBG shall have no right to approve or deny approval of such matters.

ARTICLE 3

PRE-EMPTIVE RIGHT OF CBG

3.1	Pre-Emptive Rights

(a)

During the term of this Agreement, the Company hereby grants to CBG and/or GCILP the right to purchase, directly or indirectly by another member of the CBG Group, from time to time upon the occurrence of any Triggering Event up to such number of Common Shares and/or Convertible Securities issuable in connection with the Triggering Event on the same terms and conditions as those issuable in connection with the Triggering Event (the “Pre-Emptive Right Securities”) which will, when added to the Common Shares beneficially owned by the CBG Group immediately prior to the Triggering Event, result in the CBG Group beneficially owning the Original Percentage after giving effect to the issue of all Common Shares to be issued or issuable (pursuant to the exercise, conversion or exchange of Convertible Securities) in connection with the Triggering Event. In the event that a Triggering Event consists of an issue of both Common Shares and Convertible Securities, the Pre-Emptive Right Securities shall be allocated to CBG and/or GCILP between Common Shares and Convertible Securities on the same pro rata basis as are allocated to subscribers of the Triggering Event.

(b)	In respect of each exercise of the Pre-Emptive Right, the purchase price per Pre-Emptive Right Security shall be equal to the greater of the Triggering Event Price and such price as may be prescribed by any securities regulator or stock exchange having jurisdiction over the issue of the Pre-Emptive Right Securities to CBG, GCILP or another member of the CBG Group.

(c)

Except as otherwise specifically provided in this Article 3, each Party shall bear its own expenses incurred in connection with this Article 3 and in connection with all obligations required to be performed by each of them under this Article 3.

(d)

The Parties shall, subject to their respective legal obligations and Applicable Law, consult with each other, and use reasonable efforts to agree upon the text of any written press release relating to this Article 3 or the transactions contemplated hereby, before issuing any such press release.

(e)	Neither CBG nor GCILP shall be entitled to exercise the Pre-Emptive Right in respect of any offering in which the Holder exercises its registration rights under Schedule A.

(f)

During the term of this Agreement, the Company shall provide to CBG and GCILP written notice (a “Triggering Event Notice”) as soon as practicable (i) following a determination by the Company to effect a Triggering Event, other than a Triggering Event that arises as a result of the exercise of a Special Option and (ii) following the exercise of a Special Option. Each Triggering Event Notice shall include the number of Pre-Emptive Right Securities which CBG and/or GCILP shall be entitled to purchase as a result of the applicable Triggering Event, a calculation demonstrating how such number was determined, the Triggering Event Price and the anticipated Triggering Event Closing Date and the terms and conditions of the Pre-Emptive Right Securities, if other than Common Shares. The Company shall also give CBG and GCILP notice as promptly as practicable following the grant of a Special Option.

(g)

Subject to the provisions of this Agreement, the Pre-Emptive Right shall, in each instance, be exercisable by CBG and/or GCILP at any time (i) during a period of 20 days following receipt of a Triggering Event Notice in accordance with Section 3.1(f) if the gross proceeds of such Triggering Event are equal to or greater than $90 million; and (ii) during a period of 12 days following receipt of a Triggering Event Notice in accordance with Section 3.1(f) if the gross proceeds of such Triggering Event are less than $90 million, provided that if CBG and/or GCILP wish to exercise the Pre-Emptive Right, CBG and/or GCILP shall deliver an irrevocable notice (an “Exercise Notice”) in writing addressed to the Company confirming that it wishes to exercise the Pre-Emptive Right in respect of such Triggering Event, specifying the number of Pre-Emptive Right Securities that it will purchase and the member(s) of the CBG Group to whom such Pre-Emptive Right Securities are to be issued, if other than CBG or GCILP. If the Company does not receive an Exercise Notice in respect of a Triggering Event Notice within the applicable period set out above, CBG and GCILP shall be deemed to have not exercised the Pre-Emptive Right in respect of the Triggering Event to which such Triggering Event Notice relates and the Pre-Emptive Right shall be deemed to have expired in respect of such Triggering Event.

(h)

Subject to Applicable Law, the Pre-Emptive Right Closing of the issue of the Pre-Emptive Right Securities shall occur on the Triggering Event Closing Date or such later date as the Parties may agree upon.

3.2	Exercise of Pre-Emptive Right

(a)

Each of the Parties shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done as promptly as practicable, all things necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Article 3, including obtaining any governmental, regulatory, stock exchange or other consents, transfers, orders, qualifications, waivers, authorizations, exemptions and approvals, providing all notices and making all registrations, filings and applications necessary or desirable for the consummation of the transactions contemplated by this Article 3, including any filings with governmental or regulatory agencies and stock exchanges. The Company shall forthwith notify CBG and/or GCILP if as a condition of obtaining any applicable regulatory approvals, including securities regulatory and stock exchange approval, the purchase price must be an amount greater than the Triggering Event Price, and shall keep CBG and/or GCILP fully informed and allow CBG and/or GCILP to participate in any communications with such stock exchange regarding the exercise of CBG and/or GCILP’s rights under this Article 3.

(b)

The obligation of the Company to consummate a purchase of Pre-Emptive Right Securities, as the case may be, under this Article 3 is subject to the fulfilment, prior to or at the applicable closing date, of each of the following conditions, any of which may be waived by the Company in writing:

(i)

there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Article 3 nor shall there be any investigation or proceeding pending before any court or governmental authority seeking to prohibit the consummation of the transactions contemplated by this Article 3;

(ii)	no Applicable Law shall have been enacted by any Governmental Authority which prohibits the consummation of the transactions contemplated by this Article 3 or makes such consummation illegal;

(iii)	the closing of the issue and sale of the securities constituting the Triggering Event shall have occurred prior to, or shall occur concurrently with, the Pre-Emptive Right Closing;

(iv)

any member of the CBG Group purchasing securities shall execute financing agreements, which in the case of a purchase of Pre-Emptive Right Securities shall be in the same form as the agreements being entered into by the other participants in such Triggering Event, which, for greater certainty, shall include confirmation that such member of the CBG Group is an accredited investor or its equivalent under Applicable Laws or is otherwise eligible to purchase securities of the Company pursuant to an exemption from applicable prospectus and registration requirements; and

(v)

any stock exchange upon which the Common Shares are then listed and any other securities regulator having jurisdiction and whose approval is required, shall have approved the issue and sale of such securities.

(c)

The obligation of CBG and/or GCILP to consummate a purchase of Pre-Emptive Right Securities, as the case may be, under this Article 3 is subject to the fulfilment, prior to or at the applicable closing, of each of the following conditions, any of which may be waived by CBG and/or in writing:

(i)

there shall not be in effect any injunction or restraining order issued by a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Article 3, nor shall there be any investigation or proceeding pending before any court or governmental authority seeking to prohibit the consummation of the transactions contemplated by this Article 3;

(ii)	no Applicable Law shall have been enacted by any Governmental Authority which prohibits the consummation of the transactions contemplated by this Article 3 or makes such consummation illegal;

(iii)	the closing of the issue and sale of the securities constituting the Triggering Event shall have occurred prior to, or shall occur concurrently with, the Pre-Emptive Right Closing; and

(iv)

any stock exchange upon which the Common Shares are then listed and any other securities regulatory having jurisdiction and whose approval is required, shall have approved of the issue and sale of such securities.

(d)	At or prior to the closing of any issuance of securities to the CBG Group under this Article 3:

(i)

the Company shall deliver, or cause to be delivered, to CBG the applicable securities registered in the name of or otherwise credited to CBG or such member of the CBG Group as is designated in writing by it;

(ii)	CBG shall deliver or cause to be delivered to the Company payment of the applicable purchase price by certified cheque or wire or other electronic funds transfer; and

(iii)	the Parties shall deliver any documents required to evidence the requirements set out in Section 3.2(a) and Section 3.2(c).

3.3	No Obligations Unless Pre-Emptive Right Exercised

Nothing herein contained or done pursuant hereto shall obligate CBG to purchase or pay for, or shall obligate the Company to issue, the Pre-Emptive Right Securities except upon the exercise by CBG of the Pre-Emptive Right in accordance with the provisions of this Article 3 and compliance with all other conditions precedent to such issue and purchase contained in this Article 3.

3.4	No Rights As Holder of Pre-Emptive Right Securities

CBG shall not have any rights whatsoever as a holder of any of the Pre-Emptive Right Securities (including any right to receive dividends or other distributions therefrom or thereon) until CBG shall have acquired the Pre-Emptive Right Securities.

3.5	Registration Rights

The Holder shall have, and be entitled to exercise, the registration rights set forth in Schedule A.

3.6	Top-Up Securities

(a)

For so long as the CBG Group continues to hold at least the Target Number of Shares, CBG and/or GCILP shall have a right (the “Top-Up Right”) to subscribe for Common Shares in respect of any Top-Up Securities that the Company may, from time to time, issue after the date of this Agreement, subject to any TSX, NYSE or other stock exchange requirements as may then be applicable. The number of Common Shares that may be subscribed for by CBG and/or GCILP pursuant to the Top-Up Right shall be equal to up to the Percentage of Outstanding Common Shares expressed as a percentage of the Top-Up Securities. The term “Top-Up Securities” shall mean any Common Shares and/or Convertible Securities issued:

(i)

on the exercise, conversion or exchange of Convertible Securities issued prior to the date hereof or on the exercise, conversion or exchange of Convertible Securities issued after the date hereof in compliance with the terms of this Agreement, in each case, excluding any Convertible Securities owned by CBG and/or GCILP;

(ii)	pursuant to any Share Incentive Plan;

(iii)	on the exercise of any Right;

(iv)	in connection with bona fide bank debt, equipment financing or non-equity interim financing transactions with lenders to the Company, in each case, with an equity component;

(v)

in connection with bona fide acquisitions (including acquisitions of assets or rights under a license or otherwise), mergers or similar business combination transactions or joint ventures undertaken and completed by the Company; or

(vi)

in connection with bona fide acquisitions (including acquisitions of assets or rights under a license or otherwise), mergers or similar business combination transactions or joint ventures or any other issuances of shares undertaken and completed by the Company set forth in Section 5.7(h) of the Disclosure Letter (as defined in the Subscription Agreement) (each, a “Subject Acquisition”); provided that, for the purposes of any Top-Up

Right exercised in respect of Top-Up Securities referred to in this Section 3.6(a)(vi), if such Top-Up Securities relate to a Subject Acquisition that is completed prior to the date of this Agreement, CBG and/or GCILP, as the case may be, shall be entitled to exercise its Top-Up Right in respect of such Subject Acquisitions for a period of nine months following the date of this Agreement, in all cases, other than Pre-Emptive Right Securities.

(b)

The Top-Up Right may be exercised on a quarterly basis as set out in Section 3.6(d). Any dilution to the Percentage of Outstanding Common Shares beneficially owned by the CBG Group resulting from the issuance of Top-Up Securities during a fiscal quarter of the Company will be disregarded for purposes of determining, prior to the time CBG and/or GCILP may exercise its Top-Up Right pursuant to Section 3.6(c) and 3.6(d) in respect of the issuances of Top-Up Securities during such fiscal quarter, whether CBG and/or GCILP has maintained the required Percentage of Outstanding Common Shares pursuant to this Agreement. The Top-Up Right shall be effected through subscriptions for Common Shares by CBG and/or GCILP for a price per Common Share equal to the volume weighted average price of the Common Shares on the TSX for the five trading days preceding the delivery of the Top-Up Right Acceptance Notice by CBG and/or GCILP and shall be subject to approval by the TSX and NYSE.

(c)

In the event that any exercise of a Top-Up Right shall be subject to the approval of the Company’s shareholders, the Company shall use its commercially reasonable efforts to cause the approval of such Top-Up Right at the next meeting of shareholders that is convened by the Company in order to allow CBG and/or GCILP to exercise its Top-Up Right. The Company shall solicit proxies from its shareholders for use at such meeting to obtain such approval.

(d)

Within 30 days following the end of each fiscal quarter of the Company, the Company shall send a written notice to CBG and/or GCILP (the “Top-Up Right Offer Notice”) specifying: (i) the number of Top-Up Securities issued during such fiscal quarter; (ii) the expected use of proceeds from any exercise of the Top-Up Right by CBG and/or GCILP; (iii) the total number of the then issued and outstanding Common Shares (which shall include any securities to be issued to Persons having similar participation rights); and (iv) the Percentage of Outstanding Common Shares beneficially owned by the CBG Group (based on the last publicly reported ownership figures of the CBG Group and the number of issued and outstanding Common Shares in (iii) above) assuming CBG and/or GCILP did not exercise its Top-up Right.

(e)

CBG and/or GCILP shall have a period of 15 Business Days from the date of the Top-Up Right Offer Notice (the “Top-Up Right Notice Period”) to notify the Company in writing (the “Top-Up Right Acceptance Notice”) of the exercise, in full or in part, of its Top-Up Right. The Top-Up Right Acceptance Notice shall specify the number of Common Shares subscribed for the by CBG and/or GCILP pursuant to the Top-Up Right and the subscription price calculated in accordance with Section 3.2(b). If CBG and/or GCILP fails to deliver a Top-Up Right

Acceptance Notice within the Top-Up Right Notice Period, then the Top-Up Right of CBG and/or GCILP in respect of the issuances of Top-Up Securities during the applicable fiscal quarter is extinguished. If CBG and/or GCILP gives a Top-Up Right Acceptance Notice, the sale of the Top-Up Securities to CBG and/or GCILP shall be completed as soon as reasonably practicable thereafter.

(f)	The Top-Up Right shall not apply in connection with any Rights Offering by the Company.

ARTICLE 4

INFORMATION RIGHTS; INSPECTION RIGHTS

4.1	Annual and Quarterly Financial Information

The Company agrees that, with respect to any fiscal quarter or fiscal year during the term of this Agreement, the Company shall deliver to CBG as promptly as practicable: (i) drafts of the Audit Package relating to the Company’s financial statements and management’s discussion and analysis of financial condition and results of operations (“MD&A”), (ii) the Audit Package relating to the Company’s financial statements and MD&A no later than the time such package is sent to the Company’s Audit Committee and (iii) the version of the Company’s financial statements and MD&A that are approved by the Company’s Audit Committee for any fiscal quarter or fiscal year, including, in the case of audited annual financial statements, the opinion on the audited annual financial statements by the Company’s independent certified public accountants.

4.2	Additional Information Rights

During the term of this Agreement, the Company shall deliver to CBG:

(a)	as promptly as practicable after the end of each month, but in any event within 45 days after the end of each such month, a copy of the Standard Financial Report for such month;

(b)

as promptly as practicable, but in any event at least 60 days prior to the commencement of each fiscal year of the Company, a copy of the proposed annual budget for the Company and its Subsidiaries which, for greater certainty, is consistent in terms of level of detail with the Company’s proposed annual budget in prior fiscal years and which shall include a reasonably detailed capital expenditure budget and operating budget for the Company;

(c)

immediately following receipt thereof, a copy of any notice, letter, correspondence or other communication from a Governmental Authority or any litigation proceedings or filings involving the Company, in each case, in respect of the Company’s potential, actual or alleged violation of any and all Laws applicable to the business, affairs and operations of the Company and its Subsidiaries anywhere in the world, and any responses by the Company in respect thereto;

(d)

immediately following delivery to the Company, any and all internal reports, consulting reports, audit reports or other reports (whether prepared internally or by third parties) related to any review, consideration or evaluation of the effectiveness of the Company’s internal compliance programs and processes and controls related thereto;

(e)	any information relating to material transactions or material expenditures of the Company; and

(f)

such other financial and business information relating to the Company as CBG may reasonably request from the Company from time to time, including: audited and unaudited financial and other information required for the preparation of selected and summary financial data and pro forma financial information regarding the business of the Company for all periods required by applicable provisions of Regulations S-X and S-K promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and shall provide such management representation letters and shall cause the Company’s outside independent public accountants to deliver such consents and comfort as are customary under applicable accounting standards, as promptly as reasonably practicable, but in no event later than 45 days after receipt of a request by CBG therefor. CBG shall be responsible for the costs and expenses incurred in the connection with such preparation, review and audit. The Company agrees that CBG may use, and the Company shall deliver such consents and shall authorize the Company’s outside independent public accountants to deliver such consents as may reasonably be requested by CBG for the use of, the financial and other information provided pursuant to this Section 4.2(f), or any other financial information provided by the Company to CBG specifically for the following purposes: in any registration statement, prospectus, offering memorandum, Form 8-K or other public filing, at any time on and after the date of this Agreement.

4.3	Inspection Rights

During the term of this Agreement, the Company shall provide CBG, its designees and its representatives with reasonable access upon reasonable notice during normal business hours, to the Company’s and its Subsidiaries’ books and records and executive management so that CBG may conduct reasonable inspections, investigations and audits relating to the information provided by the Company pursuant to this Article 4, as well as to the internal accounting controls and operations of the Company and its Subsidiaries.

4.4	Maintenance of Internal Controls

The Company shall, and shall cause each of its Subsidiaries to: (a) make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and such Subsidiaries; and (b) devise and maintain a system of internal controls over financial reporting sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary: (A) to permit preparation of financial statements in conformity with IFRS or any other criteria applicable to such statements and (B) to maintain accountability for assets.

4.5	Confidentiality

Subject to any rights granted pursuant to any of the Transaction Agreements:

(a)	the Recipient (in the case of the CBG Group) shall not use Confidential Information for any purpose other than:

(i)	to monitor, oversee and make decisions with respect to the CBG Group’s investment in the Company (including advising the CBG Group and its outside advisors on its investment in the Company);

(ii)	to comply with CBG’s and GCILP’s obligations under this Agreement;

(iii)	to exercise any of CBG’s or GCILP’s rights under this Agreement;

(iv)	in connection with the Company’s financial and reporting obligations; and

(v)	to collaborate with the Company,

(collectively, the “Purpose”).

(b)

the Recipient shall hold the Confidential Information in confidence, and shall not disclose the Confidential Information to third parties without the prior written consent of the Discloser. The Recipient shall restrict disclosure of the Confidential Information to its and its Affiliates’ directors, officers, employees and Representatives who have a need to know the Confidential Information for the Purpose;

(c)

notwithstanding anything in this Section 4.5 to the contrary, no consent of the Discloser shall be required for the Recipient to disclose Confidential Information of the Discloser if such disclosure is required by Applicable Law, including, for greater certainty, the rules of any stock exchange upon which securities of the Recipient or any of its Affiliates are traded, provided that the Recipient shall use commercially reasonable efforts to give prior written notice to the Discloser and a reasonable opportunity for the Discloser to review and comment on the requisite disclosure before it is made. Further, in the event the Recipient is requested or required (including by interrogatories, subpoena or similar process) to disclose any Confidential Information of the Discloser, the Recipient shall provide the Discloser with prompt written notice of such request (if legally permitted) so the Discloser may consider whether it wishes to seek an appropriate protective order. In the absence of a protective order, the Recipient shall disclose only such Confidential Information as is legally required and shall use commercially reasonable efforts to ensure the confidentiality of any such Confidential Information that is disclosed; and

(d)

each Party’s obligations under this Section 4.5 shall survive for a period of two years following the date of termination of this Agreement; provided, however, that each Party’s obligations with respect to any Confidential Information that constitutes a trade secret shall continue until such Confidential Information no longer constitutes a trade secret under Applicable Law.

4.6	Privilege

The provision of any information pursuant to this Article 4 shall not be deemed a waiver of any privilege, including privileges arising under or related to the attorney-client privilege or any other applicable privileges (a “Privilege”).

ARTICLE 5

COVENANTS

5.1	Covenants of the Company

(a)	During the term of this Agreement, the Company hereby covenants and agrees as follows:

(i)	the Company shall comply with:

(A)

all Applicable Laws (other than Applicable Laws of the United States) in all material respects, including, to the extent applicable, the CDSA, the Cannabis Act, if in force at the applicable time, any and all Laws prescribed by and in respect of the ACMPR and all other Laws (other than Laws applicable to the United States) relating to Cannabis which are applicable to the Company’s business, affairs and operations, and, including for greater certainty, the rules of the TSX, the NYSE and any other stock or securities exchange, marketplace or trading market upon which the Company has sought and obtained listing of its securities; and

(B)

all Applicable Laws of the United States in all respects, including, to the extent applicable, the Controlled Substances Act and all other Laws relating to Cannabis which are applicable to the Company’s business, affairs and operations in the United States, and, including for greater certainty, the rules of the TSX, the NYSE and any other stock or securities exchange, marketplace or trading market upon which the Company has sought and obtained listing of its securities;

(ii)

the Company shall only carry on any business, affairs or operations or maintain any activities in Canada and other markets to the extent such business, affairs and operations are lawful in such markets or become lawful in such markets after the date hereof;

(iii)

the Company shall deliver to CBG, as promptly as practicable, but in any event no later than 15 days after the end of each month, a compliance certificate executed by a senior officer of the Company, in the form attached to this Agreement as Schedule B;

(iv)

the Company shall comply in all respects with its internal compliance programs designed to detect and prevent violations of any Applicable Laws related to the Cannabis industry and shall periodically review and update its internal compliance programs to account for any changes in Laws applicable to the Company’s business, affairs or operations;

(v)

the Company shall, on at least a quarterly basis, require and supervise internal personnel and third party consultants to perform routine audits to test the effectiveness of the Company’s internal compliance programs and processes and controls related thereto;

(vi)

the Company shall promptly notify and consult CBG in connection with: (i) any and all matters relating to any potential, actual or alleged violation of, or non-compliance with, Laws applicable to the United States; (ii) any and all material matters relating to any violations of, or non-compliance with, any Laws other than Laws applicable to the United States; and (iii) any and all matters relating to any violations of, or non-compliance with, any Laws other than Laws applicable to the United States which could reasonably be expected to result in fines or penalties against the Company or otherwise result in a material adverse effect on the Company’s business, affairs and operations, and, for greater certainty, consultation for these purposes shall include the right of CBG to participate in all decisions to be made by the Company relating to whether purported or alleged violations or instances of non-compliance will be challenged and how such violations or instances of non-compliance will be remediated, provided that, for greater certainty, the Company shall make all such decisions in its discretion, acting reasonably, after having received any input provided by CBG in a timely fashion;

(vii)

the Company shall provide and continue to provide sufficient training to employees responsible for the Company’s internal compliance programs, including informing them of all Applicable Laws, including, to the extent applicable, the Controlled Substances Act, the CDSA, the Cannabis Act, if in force at the applicable time, any and all Laws prescribed by and in respect of the ACMPR and all other Laws relating to the Cannabis industry which are applicable to the Company’s business, affairs and operations, and any changes thereto;

(viii)

the Company shall, on at least an annual basis, provide CBG with a list of employees and third party consultants responsible for the Company’s internal compliance programs and processes and controls related thereto, including details regarding the qualifications of such employees and third party consultants and, if requested by CBG, such further information as may be reasonably requested by CBG from time to time to demonstrate that such employees are properly trained and fully familiar with: (i) the Laws relating to the Cannabis industry which are applicable to the Company’s business, affairs and operations; and (ii) the Company’s internal compliance programs and processes and controls related thereto, in each case, so as to permit CBG to demonstrate due diligence and compliance with its obligations under Applicable Law in the United States;

(ix)

upon receipt by the Company of a written notice from CBG advising the Company that: (i) the CBG Group has determined based on information not available to it as at the date of this Agreement that holding an investment in the Company could reasonably be expected to trigger a violation of, or any liability, other than any liability arising from obligations required to be performed by the CBG Group under this Agreement or the Subscription Agreement, to the CBG Group under, Applicable Law (which, for greater certainty, shall include any Laws applicable to the United States); and (ii) as a result of such determination, the CBG Group wishes to sell all of the Common Shares beneficially owned by the CBG Group on the TSX, NYSE or such other stock exchange, marketplace or trading market on which the Common Shares are listed or traded at such time, then, as soon as practicable, and no later than 9:00 a.m. (Smiths Falls time) on the fifteenth (15th) day following receipt by the Company of the written notice from CBG outlining the basis upon which CBG has reached the above referenced determination, the Company shall, through a press release or other publicly filed document (the “Cleansing Document”), make the Cleansing Announcement, including filing a copy of the Cleansing Document on the System for Electronic Document Analysis and Retrieval;

(x)	the head office of the Company shall be located in Smiths Falls, Ontario, unless otherwise approved by unanimous resolution of the Board; and

(xi)	for so long as the CBG Group continues to hold at least the Target Number of Shares, the Company shall not implement or adopt any shareholder rights plan without the prior written consent of CBG.

(b)

The Company hereby grants to the CBG Group, effective upon the termination of this Agreement, a limited, non-exclusive, worldwide, royalty-bearing, perpetual, non-revocable and irrevocable license granting all of the rights contemplated by Section 7.1 of the Commercialization Agreement (as in effect prior to its termination), provided that the definition of “Company IP” in Section 1.1 thereof shall be replaced in its entirety with:

‘“Company IP” means (a) any and all Intellectual Property (i) owned or Controlled by the Company or any of its Affiliates as of November 2, 2017 or (ii) made, conceived, developed, acquired, created or reduced to practice by or for the Company or any of its Affiliates between November 2, 2017 and the date of termination or expiration of this Agreement, whether independently or in collaboration with a Third Party or with GCILP pursuant to Article 2 of this Agreement, in each case, under the foregoing clauses (i) and (ii), that is necessary or useful to Commercialize Beverage Products (collectively, the “Company Background IP”) or (b) GCILP Improvements made to the Company Background IP by any member of the GCILP Group between November 2, 2017 and the termination or expiration of this Agreement; provided, however, all Company Trademarks and GCILP Group Trademarks shall be excluded from the definition of Company IP.’.

5.2	Covenants of CBG

(a)

For a period commencing on the date of this Agreement and ending on the earlier of (A) the date on which all Warrants have been exercised by CBG, and (B) the expiry or termination of the Warrants, the CBG Group shall not, directly or indirectly, acquire Common Shares: (i) on the TSX, the NYSE or any other stock exchange, marketplace or trading market on which the Common Shares are then listed; or (ii) through private agreement transactions with existing holders of Common Shares. For greater certainty, nothing in this Section 5.2(a) shall in any way prevent or restrict CBG from making a take-over bid or tender offer in respect of the Company in accordance with applicable Securities Laws, provided that for a period commencing on the date of this Agreement and ending nine months thereafter, CBG shall not, and shall cause the CBG Group not to, make a take-over bid or tender offer in respect of the Company for a price per Common Share of less than $54.00.

(b)

CBG hereby acknowledges and agrees that it is aware that applicable Securities Laws prohibit any Person who has material non-public information concerning the Company or a proposed transaction involving the Company from purchasing or selling securities of the Company or from communicating such information to any other Person, and CBG covenants to comply, at all times, with such applicable Securities Laws.

(c)

For a period commencing on the date of this Agreement and ending on the termination or expiration of this Agreement, the CBG Group shall not, without the consent of the Board, engage in any lending or short selling of Common Shares or trading involving the use of equity equivalent derivatives in respect of Common Shares.

5.3	Cannabis Business

(a)	For so long as the CBG Group holds at least the Target Number of Shares:

(i)	CBG Group will use the Company as its exclusive strategic vehicle for the development, manufacture, commercialization, sale and distribution of Cannabis products of any kind anywhere in the world; and

(ii)

CBG will, and will cause the CBG Group to present exclusively to the Company all Cannabis Opportunities that, in the reasonable determination of CBG, fit within the long-term business and strategic objectives of the Company and that have been made available to the CBG Group.

(b)

Until the latest of: (i) the date the CBG Group no longer holds at least the Target Number of Shares, (ii) the date that is 12 months following a Cleansing Date if the Cleansing Document was filed as a result of a change in Applicable Law (and not, for certainty, in respect of, in connection with or as a result of a violation or contravention of Applicable Law by the Company), and (iii) the date that is the earlier of (A) 12 months following the date of termination of this Agreement and

(B) the date on which the CBG Group ceases to beneficially own any Common Shares or Convertible Securities, CBG will, and will cause the CBG Group to:

(i)	not pursue any such Cannabis Opportunities on its own behalf and for its own benefit without the Company’s prior consent;

(ii)	not, directly or indirectly, in any capacity whatsoever, participate or engage directly or indirectly in a Competing Business anywhere in the world;

(iii)	permit its name or any trade name, trade mark or other branding owned or controlled by it to be used in connection with any Competing Business;

(iv)

not enter into any type of developmental, strategic, marketing, manufacturing, commercialization, sale or distribution relationship with respect to Cannabis products anywhere in the world with any Person (other than the Company and/or one or more of the Company’s Subsidiaries); and

(v)	not invest in, own or acquire any part of, lend to or provide any other form of financial or commercial assistance or guarantee to any Competing Business.

Notwithstanding any provision of this Agreement to the contrary, nothing contained in this Agreement shall (1) restrict in any way the CBG Group’s ability to engage and/or direct lobbyists, and/or undertake activities relating to governmental and regulatory affairs and relations, and activities relating to environmental, social, corporate governance and corporate social responsibility matters, or (2) prohibit the CBG Group from acquiring or owning:

(x)

5% or less of the equity or debt securities of any Person whose securities are traded on any stock exchange, securities exchange, marketplace or trading market provided that (I) such acquisition is in the nature of a portfolio investment undertaken in connection with asset management activities and which is not part of an investment strategy directed at acquiring and holding direct investments in Competing Businesses, (II) CBG Group’s investment is in the nature of a passive investment, and (III) in respect of such acquisition, CBG does not have board representation, board observer rights or other approval, veto or information rights;

(y)	any business so long as 10% or less of the total annual revenue attributable to such business as of the date such business is acquired by the CBG Group relates to a Competing Business; or

(z)

any business (in this paragraph, the “Acquired Business”): (A) the primary purpose of which is neither the sale of Cannabis nor Cannabis-related products, and (B) in respect of which more than 10% of the total annual revenue attributable to the Acquired Business as of the date the Acquired Business is acquired by the CBG Group relates to a Competing Business, so long as the applicable CBG Group member negotiates in good faith with the Company the sale of the Acquired Business’ Competing Business to the Company (whether or not any such sale is consummated),

(collectively, “Permitted Exceptions”).

For purposes of this Section 5.3, “Competing Business” means a business that is substantially similar to or directly and materially competitive with the business carried on by the Company.

ARTICLE 6

TERMINATION; SURVIVAL

6.1	Termination

Subject to Section 6.2, the term of this Agreement shall commence on the date hereof and shall continue in force until the earliest to occur of:

(a)	the date on which the CBG Group holds less than 33,000,000 Common Shares;

(b)	the date on which this Agreement is terminated by the mutual consent of the Parties;

(c)

in the event of a Claim brought by the Company, a court of competent jurisdiction having finally determined (after CBG or GCILP, as the case may be, having had a reasonable opportunity to cure such breach, after prior written notice of such breach by the Company and all appeal rights having expired or all time periods for appeal having expired without appeals having been taken) that CBG or GCILP has breached Section 4.5, 5.2(a) or 5.3 of this Agreement, and such breach constitutes a material breach of this Agreement, and, as a consequence of such breach, ordered the termination of this Agreement;

(d)

in the event of a Claim brought by a member of the CBG Group, a court of competent jurisdiction having finally determined (after the Company having had a reasonable opportunity to cure such breach, after prior written notice of such breach by CBG and all appeal rights having expired or all time periods for appeal having expired without appeals having been taken) that the Company has breached Article 2, Article 3, Article 4 or Section 5.1 of this Agreement, and such breach constitutes a material breach of this Agreement, and, as a consequence of such breach, ordered the termination of this Agreement;

(e)

by the Company by notice to CBG if at any time (A) the CBG Group no longer holds at least the Target Number of Shares, (B) the provisions of Section 5.3(b) do not then apply to restrict the business or activities of the CBG Group, and (C) the CBG Group has engaged in the conduct (other than Permitted Exceptions) referred to in clauses (i) to (v) of Section 5.3(b) for a period of at least 30 consecutive days following receipt by CBG of a notification from the Company of the CBG Group’s having engaged in such conduct.

6.2	Survival

Notwithstanding Section 6.1 of this Agreement, Section 4.5, Section 5.1(b), Section 5.2(a), Section 5.2(b), Section 5.3(b), this Section 6.2, Article 7 and the indemnification provided for under Article 3 of Schedule A shall survive the expiration or other termination of this Agreement and shall remain in full force and effect, provided, however, that Section 5.3(b) shall not survive the termination of this Agreement pursuant to Section 6.1(d).

ARTICLE 7

GENERAL PROVISIONS

7.1	Governing Law

This Agreement shall be governed by and construed and interpreted in accordance with the Laws of the Province of Ontario and the federal Laws of Canada applicable therein irrespective of the choice of Laws principles.

7.2	Notices

All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.2):

if to CBG or GCILP:

c/o Constellation Brands, Inc.

207 High Point Drive, Bldg. 100

Victor, New York 14564

Attention: General Counsel

and with a copy (which shall not constitute notice) to:

Osler, Hoskin & Harcourt LLP

100 King Street West, Suite 6200

Toronto, Ontario M5X 1B8

Attention: Emmanuel Pressman and James R. Brown

if to the Company:

1 Hershey Drive

Smiths Falls, Ontario K7A 0A8

Attention:        Chief Executive Officer

with a copy (which shall not constitute notice) to:

LaBarge Weinstein LLP

515 Legget Drive, Suite 800

Ottawa, Ontario K2K 3G4

Attention:        Deborah Weinstein

7.3	Expenses

Except as otherwise specifically provided in this Agreement, each Party shall bear any costs and expenses incurred in connection with exercising its rights and performing its obligations under this Agreement.

7.4	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Applicable Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

7.5	Entire Agreement

This Agreement (including the Schedules hereto), the Subscription Agreement and any Ancillary Agreements constitute the entire agreement of the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and undertakings, both written and oral, between or on behalf of the Parties with respect to the subject matter of this Agreement.

7.6	Assignment; No Third-Party Beneficiaries

(a)

Any member of the CBG Group (including, for greater certainty, CBG) may assign this Agreement to any other member of the CBG Group, including any member to whom Common Shares are transferred (whereupon such transferee shall be deemed to become a Holder in respect of such Common Shares), provided, however that such transferor must remain party hereto in respect of any Common Shares, as applicable, remaining held by it. Except as aforesaid, this Agreement shall not be assigned by any Party hereto without the prior written consent of the other Party.

(b)

Except as provided in Article 3 of Schedule A with respect to indemnification, this Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.7	Amendment; Waiver

No provision of this Agreement may be amended or modified except by a written instrument signed by all the Parties. No waiver by any Party of any provision hereof shall be effective unless explicitly set forth in writing and executed by the Party so waiving. The waiver by either Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

7.8	Injunctive Relief

The Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties agree that, in the event of any breach or threatened breach of this Agreement by a Party, the non-breaching Party will be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, and the Parties shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at Law. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at Law or equity to each of the Parties.

7.9	Rules of Construction

Interpretation of this Agreement shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph, and Schedule are references to the Articles, Sections, paragraphs and Schedules to this Agreement unless otherwise specified; (c) the word “including” and words of similar import shall mean “including, without limitation,”; (d) provisions shall apply, when appropriate, to successive events and transactions; (e) the headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (f) a reference to a statute includes all regulations and rules made pursuant to the statute and, unless otherwise specified, the provisions of any statute, regulation or rule which amends, supplements or supersedes any such statute, regulation or rule; and (g) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

7.10	Currency

All references in this Agreement to “dollars” or “$” are expressed in Canadian currency, unless otherwise specifically indicated.

7.11	Further Assurances

Each of the Parties shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other Parties may reasonably require from time to time for the purpose of giving effect to the Transaction Agreements and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of the Transaction Agreements.

7.12	Public Disclosure

The Company shall provide prior notice to CBG of any public disclosure that it proposes to make which includes the name of any member of the CBG Group, together with a draft copy of such disclosure; provided that, except as required by Applicable Law, in no circumstance shall any public disclosure of the Company or any of its Affiliates include the name of any member of the CBG Group without CBG’s prior written consent, in its sole discretion. The foregoing requirements shall not apply in respect of any public disclosure naming a member of the CBG Group using language previously approved by CBG in writing within the same fiscal year.

7.13	Counterparts

This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above.

CBG HOLDINGS LLC

By:	/s/ Garth Hankinson
Name: Garth Hankinson
Title: Vice President

GREENSTAR CANADA INVESTMENT LIMITED PARTNERSHIP, by its general partner, GREENSTAR CANADA INVESTMENT CORPORATION

By:	/s/ Garth Hankinson
Name: Garth Hankinson
Title: Vice President

CANOPY GROWTH CORPORATION

By:	/s/ Tim Saunders
Name: Tim Saunders
Title: Executive Vice President & Chief Financial Officer

Amended and Restated Investor Rights Agreement

SCHEDULE A

REGISTRATION RIGHTS

1.	Definitions

For purposes of this Schedule A:

“bought deal” means a public offering of securities as described in the definition of “bought deal agreement” in Section 7.1 of National Instrument 44-101 – Short Form Prospectus Distributions;

“Demand Notice” has the meaning ascribed thereto in Section 2.1(a);

“Demand Registration” has the meaning ascribed thereto in Section 2.1(a);

“Distribution” means a distribution of Common Shares to the public by way of a Prospectus under Securities Laws in one or more of the Qualifying Provinces or a Registration Statement in the United States, excluding any distribution of Common Shares relating to: (a) employee benefit plans, equity incentive plans or dividend reinvestment plans; or (b) the acquisition or merger after the date hereof by the Company or any of its Subsidiaries of or with any other businesses;

“Holder’s Expenses” has the meaning ascribed thereto in Section 2.5;

“Indemnified Party” has the meaning ascribed thereto in Section 3.4;

“Indemnifying Party” has the meaning ascribed thereto in Section 3.4;

“Minimum Price” has the meaning ascribed thereto in Section 2.1(f);

“Piggy-Back Notice” has the meaning ascribed thereto in Section 2.2;

“Piggy-Back Registration” has the meaning ascribed thereto in Section 2.2;

“Prospectus” means a “prospectus”, as such term is used in National Instrument 41-101 – General Prospectus Requirements, including all amendments and supplements thereto;

“Qualifying Provinces” means, collectively, all of the Provinces of Canada except Québec;

“Registrable Securities” means: (a) any Common Shares held by the Holder; (b) any Common Shares issuable upon the exercise, conversion or exchange of any of the Company’s securities, in each case, to the extent exercisable, convertible or exchangeable, held by the Holder, and (c) all Common Shares directly or indirectly issued or issuable with respect to the securities referred to in paragraphs (a) and (b) above by way of share dividend or share split or in connection with a share consolidation, recapitalization, merger, amalgamation, arrangement or other similar transaction with respect to the Common Shares;

“Registration Statement” means a registration statement filed with the SEC pursuant to the U.S. Securities Act;

“SEC” means the U.S. Securities and Exchange Commission;

“Securities Act” means the Securities Act (Ontario), and any successor to such statute, as it may, from time to time, be amended and in effect;

“Securities Regulators” means, collectively, the securities commissions or other securities regulatory authorities in each of the Qualifying Provinces;

“Shares” means the Common Shares and any other shares in the capital of the Company;

“underwriter” and all terms which are derivatives thereof shall be deemed to include “best efforts agent” and all terms which are derivatives thereof, as appropriate;

“U.S. Prospectus” means the prospectus forming a part of the Registration Statement;

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Underwriters’ Cutback” has the meaning ascribed thereto in Section 2.3(a); and

“Valid Business Reason” has the meaning ascribed thereto in Section 2.1(c)(iii).

2.	Registration Rights

2.1	Demand Registration Rights

(a)

During the term of this Agreement, at any time and from time to time from and after the date hereof, the Holder may, subject to the limitations of this Article 2, require the Company to file a Prospectus under applicable Securities Laws and/or a Registration Statement under the U.S. Securities Act and take such other steps as may be necessary to facilitate a secondary offering in one or more of the Qualifying Provinces and/or the United States of all or any portion of the Registrable Securities held by the Holder (a “Demand Registration”), by giving written notice of such Demand Registration to the Company (the “Demand Notice”); provided, however, that, subject to Sections 2.3 and 2.4, if the Holder delivers a Demand Registration pursuant to this Section 2.1 to sell more than 33% of its Registrable Securities, then the Company shall, in its sole discretion, have the right to require the sale by the Holder of all of its Registrable Securities pursuant to such Demand Registration.

(b)

The Company shall, subject to the limitations of this Article 2 and applicable Securities Laws, use commercially reasonable efforts to as expeditiously as reasonably practicable, but in any event no more than 45 days after the Company’s receipt of the Demand Notice, prepare and file a preliminary Prospectus under applicable Securities Laws and/or a Registration Statement under the U.S. Securities Act, as applicable, and promptly thereafter take such other steps as may be necessary in order to effect the Distribution in one or more of the Qualifying Provinces of all or any portion (as may be reduced pursuant to Section 2.3) of the Registrable Securities of the Holder requested to be included in such Demand Registration. The Parties shall cooperate in a timely manner in connection with any such Distribution and the procedures set forth in Section 2.6 shall apply to such Distribution.

(c)	The Company shall not be obliged to effect a Demand Registration:

(i)	within a period of three months after the date of completion of a previous Demand Registration;

(ii)

during a regularly scheduled black-out period in which insiders of the Company are restricted from trading in securities of the Company under the insider trading policy or any other applicable policy of the Company; or

(iii)

in the event the Board reasonably determines in its good faith judgment that either: (A) the effect of the filing of a Prospectus or a Registration Statement, as applicable, would impede the ability of the Company to consummate a pending or proposed material financing, acquisition, corporate reorganization, merger or other material transaction involving the Company or would have a material adverse effect on the business of the Company and its Subsidiaries (taken as a whole); or (B) there exists at the time material non-public information relating to the Company the disclosure of which would be detrimental to the Company (each of (A) and (B) being, a “Valid Business Reason”), then in either case, the Company’s obligations under this Section 2.1 shall be deferred for a period of not more than 90 days from the date of receipt of the Demand Notice; provided, however, that (i) the Company shall give written notice to the Holder: (x) of its determination to postpone filing of the Prospectus and/or Registration Statement, as applicable, and, subject to compliance by the Company with applicable Securities Laws, of the facts giving rise to the Valid Business Reason and (y) of the time at which it determines the Valid Business Reason to no longer exist; and (ii) the Company shall not qualify or register any securities offered by the Company for its own account during such period, provided, however, that if the Holder provides notice to the Company advising the Company that the CBG Group has determined based on information not available to it as at the date of this Agreement that holding an investment in the Company could reasonably be expected to trigger a violation of, or any liability, other than any liability arising from obligations required to be performed by the CBG Group under this Agreement or the Subscription Agreement, to the CBG Group under, Applicable Law (which, for greater certainty, shall include any Laws applicable to the United States), or could otherwise be reasonably expected to have an adverse effect on the CBG Group or any of its businesses, which notice outlines the basis upon which the CBG Group has reached the above referenced determination, then the Holder shall have the immediate right to exercise a Demand Registration pursuant to this Section 2.1 and to sell all of its Registrable Securities without any of the limitations or constraints on the Holder set forth in this Section 2.1; provided that in the event the Board reasonably determines in its good faith judgment that there is a Valid Business Reason, then the Company’s obligations under this Section 2.1 shall be deferred for a period of not more than 15 days from the date of receipt of such notice from the Holder; provided, however, that (i) the Company shall give written notice to the Holder: (x) of its determination to postpone filing of the Prospectus and/or the Registration Statement, as applicable, and, subject to compliance by the Company with applicable Securities Laws, of the facts giving rise to the Valid Business Reason and (y) of the time within such 15 day period at which it determines the Valid Business Reason to no longer exist; and (ii) the Company shall not qualify or register any securities offered by the Company for its own account during such 15 day period.

(d)	A Demand Notice shall:

(i)	specify the number of Registrable Securities that the Holder intends to offer and sell;

(ii)	express the intention of the Holder to offer or cause the offering of such Registrable Securities;

(iii)	describe the nature or methods of the proposed offer and sale thereof, the Qualifying Provinces in which such offer will be made, and whether such offer will be made in the United States;

(iv)

contain the undertaking of the Holder to provide all such information regarding its holdings and the proposed manner of distribution thereof as may be required in order to permit the Company to comply with all Securities Laws; and

(v)	specify whether such offer and sale will be made by an underwritten offering.

(e)

In the case of an underwritten public offering initiated pursuant to this Section 2.1, the Company shall have the right to select the managing underwriter or underwriters to effect the Distribution in connection with such Demand Registration, provided, however, that such selection shall also be satisfactory to the Holder, acting reasonably. The Company shall have the right to retain counsel of its choice to assist it in fulfilling its obligations under this Article 2.

(f)

The Company shall be entitled to include Common Shares which are not Registrable Securities in any Demand Registration. Notwithstanding the foregoing, if the managing underwriter or underwriters shall impose a limitation on the number or kind of securities which may be included in any such Distribution because, in its reasonable judgment, the inclusion of securities requested to be included in such offering exceeds the number of securities which can be sold in an orderly manner in such offering within a price range reasonably acceptable to the Holder (the “Minimum Price”), then the Holder shall be obligated to include in such Distribution such portion of the Common Shares that have been requested to be included in such Distribution as is determined in good faith by such managing underwriter or underwriters in the priority provided for in Section 2.3(a).

(g)

In the case of an underwritten Demand Registration, the Holder and its representatives may participate in the negotiation of the terms of any underwriting agreement. Such participation in, and the Company’s completion of, the underwritten Demand Registration is conditional upon each of the Holder and the Company agreeing that the terms of any underwriting agreement are satisfactory to it, in its reasonable discretion.

(h)

The Company shall not sell, offer to sell, announce any intention to sell, grant any option for the sale of, or otherwise dispose of any Shares or securities convertible into Shares other than pursuant to the Share Incentive Plan and any other Convertible Securities outstanding as of the date of this Agreement, or acquire securities of the Company, whether for its own account or for the account of another securityholder, from the date of a Demand Notice until the date of the closing of the sale of the Registrable Securities in accordance with a Demand Registration (unless the Holder withdraws its request for qualification of its Registrable Securities pursuant to such Demand Registration in accordance with Section 2.4(a)).

2.2	Piggy-Back Registration Rights

During the term of this Agreement, if, at any time and from time to time from and after the date hereof, the Company proposes to make a Distribution for its own account, the Company shall, at that time, promptly give the Holder written notice (the “Piggy-Back Notice”) of the proposed Distribution. Upon the written request of the Holder to the Company given within five Business Days after receipt of the Piggy-Back Notice that the Holder wishes to include a specified number of the Registrable Securities in the Distribution, the Company shall cause the Registrable Securities requested to be qualified or registered, as applicable, by the Holder to be included in the Distribution (a “Piggy-Back Registration”), and the procedures set forth in Section 2.6 shall apply. Subject to Sections 2.3 and 2.4, if the Holder exercises its right pursuant to this Section 2.2 to sell more than 33% of its Registrable Securities, then the Company shall, in its sole discretion, have the right to require the sale by the Holder of all of its Registrable Securities pursuant to such Piggy-Back Registration.

2.3	Underwriters’ Cutback

(a)

If, in connection with a Demand Registration or a Piggy-Back Registration, the managing underwriter or underwriters shall impose a limitation on the number or kind of securities which may be included in any such Distribution because, in its reasonable judgment, the inclusion of securities requested to be included in such offering exceeds the number of securities which can be sold in an orderly manner in such offering within the Minimum Price (an “Underwriters’ Cutback”), then the Company shall be obligated to include in such Distribution such securities as is determined in good faith by such managing underwriter or underwriters in the following priority:

(i)	first, such Registrable Securities requested to be qualified by the Holder; and

(ii)

second, if there are any additional securities that may be underwritten at no less than the Minimum Price after allowing for the inclusion of all of the Registrable Securities required under (i) above, such additional securities offered by the Company for its own account, provided that, if any additional securities requested to be qualified by the Company are not otherwise included in the Distribution, such additional securities that are not so included will be included in an over-allotment option which will be granted to the underwriters in connection with such Distribution for such amount of additional securities requested to be qualified by the Company that were not otherwise included in such Distribution.

2.4	Withdrawal of Registrable Securities

(a)

The Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Demand Registration or Piggy-Back Registration pursuant to Section 2.1 or Section 2.2 by giving written notice to the Company of its request to withdraw; provided, however, that:

(i)	such request shall be made in writing prior to the execution of the enforceable bought deal letter or underwriting agreement with respect to such Distribution; and

(ii)

such withdrawal shall be irrevocable and, after making such withdrawal, the Holder shall no longer have any right to include its Registrable Securities in the Distribution pertaining to which such withdrawal was made.

(b)

Provided that the Holder withdraws all of its Registrable Securities from a Demand Registration or a Piggy-Back Registration in accordance with Section 2.4(a) prior to the filing of a preliminary Prospectus or a Registration Statement, the Holder shall be deemed to not have participated in or requested such Demand Registration or a Piggy-Back Registration, as applicable.

(c)

Notwithstanding Section 2.4(a)(i), if the Holder withdraws its request for inclusion of its Registrable Securities from a Demand Registration or Piggy-Back Registration at any time after having learned of a material adverse change in the condition, business or prospects of the Company, the Holder shall not be deemed to have participated in or requested such Demand Registration or Piggy- Back Registration.

(d)

Notwithstanding the foregoing, if the Company postpones the filing of a Prospectus or a Registration Statement pursuant to Section 2.1(c)(iii) and if the Holder, at any time prior to receiving written notice that the Valid Business Reason for such postponement no longer exists, advises the Company in writing that it has determined to withdraw its request for a Demand Registration, then such Demand Registration and the request therefor shall be deemed to be withdrawn and such request shall be deemed not to have been made for purposes of determining whether the Holder exercised its right to a Demand Registration.

2.5	Expenses

All expenses (other than (a) fees and disbursements of legal counsel to the Holder; and (b) underwriters’ discounts and commissions, if any, which shall be borne by the Holder (the “Holder’s Expenses”)), incurred in connection with a Demand Registration or Piggy-Back Registration pursuant to Section 2.1 or Section 2.2, as applicable, including, (i) Securities Regulators, SEC, FINRA, and stock exchange registration, listing and filing fees relating to the

Registrable Securities, (ii) fees and expenses of compliance with Securities Laws and the U.S. Securities Act, (iii) printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show and marketing activities, (vi) fees and disbursements of counsel to the Company, (vii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or “comfort” letter) and fees and expenses of any other special experts retained by the Company, (viii) translation expenses, and (ix) any other fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but excluding the Holder’s Expenses), shall be borne by the Company; provided, however, that the Holder shall be required to reimburse the Company for any reasonable out-of-pocket expenses incurred by the Company in connection with a Demand Registration if the Demand Registration is subsequently withdrawn at the request of the Holder, unless the Holder withdraws such request after having learned of a material adverse change in the condition, business or prospects of the Company which is unknown to the Holder at the time of its request for a Demand Registration.

2.6	Registration Procedures

(a)

In connection with the Demand Registration and Piggy-Back Registration obligations pursuant to Sections 2.1 and 2.2, the Company shall use commercially reasonable efforts to effect the qualification and/or registration, as applicable, for the offer and sale or other disposition or Distribution of Registrable Securities of the Holder in one or more of the Qualifying Provinces and/or the United States, as directed by the Holder, and in furtherance thereof, the Company shall as expeditiously as possible:

(i)

but in any event within 45 days after the Company’s receipt of the Demand Notice, prepare and file in the English language with the Securities Regulators a preliminary Prospectus and/or with the SEC a Registration Statement, as applicable, and, promptly thereafter, a final Prospectus under and in compliance with the applicable Securities Laws, relating to the applicable Demand Registration or Piggy-Back Registration, including all exhibits, financial statements and such other related documents required by the Securities Regulators and the SEC to be filed therewith, and use its commercially reasonable efforts to cause such Prospectus to be receipted and/or such Registration Statement to be declared effective by the SEC; and the Company shall furnish to the Holder and the managing underwriters or underwriters, if any, copies of such preliminary Prospectus and final Prospectus and/or Registration Statement, as applicable, and any amendments or supplements in the form filed with the Securities Regulators or the SEC, promptly after the filing of such preliminary Prospectus and final Prospectus and/or such Registration Statement and the preliminary and final U.S. Prospectus, and any amendments or supplements thereto;

(ii)

prepare and file with the Securities Regulators and/or the SEC such amendments and supplements to the preliminary Prospectus and final Prospectus and/or the Registration Statement, as applicable, as may be necessary to complete the Distribution of all such Registrable Securities and as required under the Securities Act and the U.S. Securities Act or under any applicable provisions of Securities Laws and the U.S. Securities Act;

(iii)

notify the Holder and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing, as soon as practicable after notice thereof is received by the Company: (A) when the preliminary Prospectus and final Prospectus and/or the Registration Statement, as applicable, or any amendment thereto has been filed or been receipted or declared effective, and furnish to the Holder and managing underwriter or underwriters, if any, copies thereof, (B) of any request by the Securities Regulators or the SEC for amendments to the preliminary Prospectus or the final Prospectus or the Registration Statement or for additional information; (C) of the issuance by the Securities Regulators or the SEC of any stop order or cease trade order relating to the Prospectus or the Registration Statement or any order preventing or suspending the use of any preliminary Prospectus or final Prospectus or the Registration Statement or the initiation or threatening of any proceedings for such purposes; and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or registration of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(iv)

promptly notify the Holder and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the preliminary Prospectus or final Prospectus or the Registration Statement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement therein (in the case of the preliminary Prospectus or final Prospectus in light of the circumstances under which they were made) when such preliminary Prospectus or final Prospectus was delivered or the Registration Statement was declared effective by the SEC not misleading, fails to constitute full, true and plain disclosure of all material facts regarding the Registrable Securities when such preliminary Prospectus or final Prospectus was delivered or the Registration Statement was declared effective by the SEC or if for any other reason it shall be necessary during such time period to amend or supplement the preliminary Prospectus or the final Prospectus or the Registration Statement in order to comply with Securities Laws or the U.S. Securities Act and, in either case, as promptly as practicable, prepare and file with the Securities Regulators and/or the SEC, as applicable, and furnish to the Holder and the managing underwriter or underwriters, if any, a supplement or amendment to such preliminary Prospectus or final Prospectus or the Registration Statement which shall correct such statement or omission or effect such compliance;

(v)

use commercially reasonable efforts to obtain the withdrawal of any stop order, cease trade order or other order against the Company or affecting the securities of the Company suspending the use of any preliminary Prospectus or final Prospectus or the Registration Statement or suspending the qualification or registration of any Registrable Securities covered by such Prospectus or Registration Statement, or the initiation or the threatening of any proceedings for such purposes;

(vi)

furnish to the Holder and each underwriter or underwriters, if any, without charge, one executed copy and as many conformed copies as they may reasonably request, of the preliminary Prospectus and final Prospectus and/or the Registration Statement and preliminary U.S. Prospectus and final U.S. Prospectus, as applicable, including financial statements and schedules and all documents incorporated therein by reference, and provide the Holder and its counsel with a reasonable opportunity to review and provide comments to the Company on the preliminary Prospectus and final Prospectus and/or the Registration Statement;

(vii)

deliver to the Holder and the underwriter or underwriters, if any, without charge, as many commercial copies of the preliminary Prospectus and the final Prospectus and/or the preliminary U.S. Prospectus and final U.S. Prospectus, as applicable, and any amendment or supplement thereto as such Persons may reasonably request (it being understood that the Company consents to the use of the preliminary Prospectus and the final Prospectus and/or the preliminary U.S. Prospectus and final U.S. Prospectus, as applicable, or any amendment or supplement thereto by the Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such preliminary Prospectus and the final Prospectus and/or such preliminary U.S. Prospectus and/or final U.S. Prospectus or any amendment or supplement thereto) and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Person;

(viii)

on or prior to the date on which a receipt is issued for the preliminary Prospectus or final Prospectus by the applicable Securities Regulators, use commercially reasonable efforts to qualify, and cooperate with the Holder, the managing underwriter or underwriters, if any, and their respective counsel in connection with the qualification of, such Registrable Securities for offer and sale under the Securities Laws of each of the Qualifying Provinces, as applicable, as any such Person or underwriter reasonably requests in writing, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(ix)

in connection with any underwritten offering enter into customary agreements, including an underwriting agreement with the underwriter or underwriters, such agreements to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions and indemnification provisions and/or agreements substantially consistent with Article 3, but in any event, which agreements shall contain provisions for the indemnification by the underwriter or underwriters in favour of the Company with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Prospectus and/or the Registration Statement included in reliance upon and in conformity with written information furnished to the Company by any underwriter in writing;

(x)

as promptly as practicable after filing with the Securities Regulators or the SEC any document which is incorporated by reference into the preliminary Prospectus or final Prospectus or the Registration Statement, provide copies of such document to the Holder and its counsel and to the managing underwriters or underwriters, if any;

(xi)	file, and to not withdraw, a notice declaring its intention to be qualified to file a short form prospectus as soon as permitted by applicable Securities Laws;

(xii)

use its commercially reasonable efforts to obtain a customary legal opinion, in the form and substance as is customarily given by external company counsel in securities offerings, addressed to the Holder and the underwriters, if any, and such other Persons as the underwriting agreement may reasonably specify, and a customary “comfort letter” from the Company’s auditor and/or the auditors of any financial statements included or incorporated by reference in a preliminary Prospectus or final Prospectus and/or the Registration Statement;

(xiii)

furnish to the Holder and the managing underwriter or underwriters, if any, and such other Persons as the Holder may reasonably specify, such corporate certificates, satisfactory to the Holder acting reasonably, as are customarily furnished in securities offerings, and, in each case, covering substantially the same matters as are customarily covered in such documents in the relevant jurisdictions and such other matters as the Holder may reasonably request;

(xiv)

provide and cause to be maintained a transfer agent and registrar for such Common Shares not later than the date a receipt is issued for the final Prospectus by the applicable Securities Regulators or the date that the Registration Statement is declared effective by the SEC and use its best efforts to cause all Common Shares covered by such Final Prospectus and/or such Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(xv)

participate in such marketing efforts as the Holder or managing underwriter or underwriters, if any, determine are reasonably necessary, such as “roadshows”, institutional investor meetings and similar events; and

(xvi)	take such other actions and execute and deliver such other documents as may be reasonably necessary to give full effect to the rights of the Holder under the Agreement.

(b)

The Company may require the Holder to furnish to the Company such information regarding the Distribution of such Registrable Securities and such other information relating to the Holder and its beneficial ownership of Common Shares as the Company may from time to time reasonably request in writing in order to comply with applicable Securities Laws in each jurisdiction in which a Demand Registration or Piggy-Back Registration is to be effected and the U.S. Securities Act. The Holder agrees to furnish such information to the Company and to cooperate with the Company as necessary to enable the Company to comply with the provisions of the Agreement and applicable Securities Laws and the U.S. Securities Act. The Holder shall promptly notify the Company when the Holder becomes aware of the happening of any event (insofar as it relates to the Holder or information provided by the Holder in writing for inclusion in the applicable preliminary Prospectus or final Prospectus and/or Registration Statement) as a result of which the preliminary Prospectus or Final Prospectus or the Registration Statement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement therein (in the case of the preliminary Prospectus or final Prospectus in light of the circumstances under which they were made) when such preliminary Prospectus or final Prospectus was delivered or when such Registration Statement was declared effective by the SEC not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the preliminary Prospectus or the final Prospectus or the Registration Statement in order to comply with Securities Laws or the U.S. Securities Act. In addition, the Holder shall, if required under applicable Securities Laws, execute any certificate forming part of a preliminary Prospectus or a final Prospectus to be filed with the applicable Securities Regulators.

(c)

In connection with any underwritten offering in connection with a Demand Registration or a Piggy-Back Registration, the Holder shall enter into customary agreements, including an underwriting agreement with the underwriter or underwriters, such agreements to contain such representations and warranties by the Holder and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions and indemnification provisions and/or agreements substantially consistent with Article 3, but in any event, which agreements shall contain provisions for the indemnification by the underwriter or underwriters in favour of the Holder with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Prospectus or the Registration Statement included in reliance upon and in conformity with written information furnished to the Company by the underwriter in writing.

3.	Due Diligence; Investigation

3.1	Preparation; Reasonable Investigation

In connection with the preparation and filing of any Prospectus or Registration Statement in connection with a Demand Registration or Piggy-Back Registration as herein contemplated, the Company shall give the Holder, the underwriter or underwriters of such Distribution, if any, and their respective counsel, auditors and other representatives, the opportunity to fully participate in the preparation of such documents and each amendment thereof or supplement thereto, and shall insert therein such material furnished to the Company in writing, which in the reasonable judgment of the Company and its counsel should be included, and shall give each of them such reasonable and customary access to the Company’s books and records and such reasonable and customary opportunity to discuss the business of the Company with its officers and auditors, and to conduct all reasonable and customary due diligence which the Holder and the underwriters or underwriter, if any, and their respective counsel may reasonably require in order to conduct a reasonable investigation in order to enable such underwriters to execute any certificate required to be executed by them in Canada for inclusion in such documents, provided that the Holder and the underwriters agree to maintain the confidentiality of such information.

3.2	Indemnification by the Company

In connection with any Demand Registration and/or Piggy-Back Registration, the Company shall indemnify and hold harmless the Holder and its Affiliates and each of their respective directors, officers, employees and agents, shareholders, limited partners and underwriters, from and against any loss (excluding loss of profits), liability, claim, damage and expense whatsoever (including reasonable legal fees and expenses), including any amounts paid in settlement of any investigation, order, litigation, proceeding or claim, joint or several, incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or Registration Statement, or any amendment or supplement thereto, including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or as incurred, arising out of or based upon any failure to comply with applicable Securities Laws or the U.S. Securities Act (other than any failure to comply with applicable Securities Laws or the U.S. Securities Act by the Holder or underwriter); provided that the Company shall not be liable under this Section 3.2 for any settlement of any action effected without its written consent, which consent shall not be unreasonably withheld or delayed; provided further that the indemnity provided for in this Section 3.2, in respect of the Holder shall not apply to any loss, liability, claim, damage or expense to the extent incurred, arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Holder or underwriter for use in the Prospectus or the Registration Statement. Any amounts advanced by the Company to an Indemnified Party pursuant to this Section 3.2 as a result of such losses shall be returned to the Company if it is finally determined by a court in a judgment not subject to appeal or final review that such Indemnified Party was not entitled to indemnification by the Company.

3.3	Indemnification by the Holder

(a)

In connection with any Demand Registration and/or Piggy-Back Registration, the Holder shall indemnify and hold harmless the Company and each of its directors, officers, employees, agents and shareholders from and against any loss (excluding loss of profits), liability, claim, damage and expense whatsoever (including reasonable legal fees and expenses), including any amounts paid in settlement of any investigation, order, litigation, proceeding or claim, joint or several, as incurred, arising out of or based on any untrue statement or omission of a material fact, or alleged untrue statement or omission of a material fact, made or required to be made in the Prospectus or the Registration Statement, as applicable, included in reliance upon and in conformity with written information furnished to the Company by the Holder for use in the Prospectus or Registration Statement or as incurred, arising out of or based upon any failure to comply with applicable Securities Laws or the U.S. Securities Act (other than any failure to comply with applicable Securities Laws or the U.S. Securities Act by the Company), including, for greater certainty, for any amounts paid pursuant to Section 3.2; provided that the Holder shall not be liable under this Section 3.3(a) for any settlement of any action effected without its written consent, which consent shall not be unreasonably withheld or delayed; provided further that the indemnity provided for in this Section 3.3(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission contained in any Prospectus or Registration Statement relating to a Demand Registration and/or Piggy Back Registration if the Company or any underwriter failed to send or deliver a copy of the Prospectus or the U.S. Prospectus, as applicable, to the Person asserting such losses, liabilities, claims, damages or expenses on or prior to the delivery of written confirmation of any sale of securities covered thereby to such Person in any case where such Prospectus or U.S. Prospectus corrected such untrue statement or omission. Any amounts advanced by the Holder to an Indemnified Party pursuant to this Section 3.3(a) as a result of such losses shall be returned to the Holder if it is finally determined by a court in a judgment not subject to appeal or final review that such Indemnified Party was not entitled to indemnification by the Holder.

(b)

Notwithstanding any provision of this Agreement or any other agreement, in connection with any Demand Registration or any Piggy-Back Registration, in no event shall the Holder be liable for indemnification or contribution hereunder for an amount greater than the lesser of: (i) the net sales proceeds actually received by the Holder; and (ii) the Holder’s proportionate share of any such liability based on the net sales proceeds actually received by the Holder and the aggregate net sales proceeds of the Distribution, except in the case of fraud or wilful misconduct by the Holder.

3.4	Defence of the Action by the Indemnifying Parties

Each party entitled to indemnification under this Article 3 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Indemnifying Party shall not relieve it from any liability which it may have to the Indemnified Party pursuant to the provisions of this Article 3 except to the extent of the damage or prejudice suffered by such delay in notification. The Indemnifying Party shall assume the defence of such action, including the employment of counsel to be chosen by the Indemnifying Party to the reasonable satisfaction of the Indemnified Party, and the payment of expenses. The Indemnified Party shall have the right to employ its own counsel in any such case, but the legal fees and expenses of such counsel shall be at the expense of the Indemnified Party, unless the employment of such counsel is authorized in writing by the Indemnifying Party in connection with the defence of such action, or the Indemnifying Party shall not have employed counsel to take charge of the defence of such action or the Indemnified Party reasonably concludes, based on the opinion of counsel, that there may be defences available to it or them which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defence of such action on behalf of the Indemnified Party), in any of which events the reasonable fees and expenses shall be borne by the Indemnifying Party, provided, further, that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm as counsel for all Indemnified Parties pursuant to this sentence. No Indemnifying Party, in the defence of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

3.5	Contribution

If the indemnification provided for in Section 3.2 or Section 3.3, as applicable, is unavailable to a party that would have been an Indemnified Party under Section 3.2 or Section 3.3, as applicable, in respect of any losses, liabilities, claims, damages and expenses referred to herein, then each party that would have been an Indemnifying Party hereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, liabilities, claims, damages and expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other hand in connection with the statement or omission which resulted in such losses, liabilities, claims, damages and expenses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, no Person guilty of misrepresentation within the meaning of applicable Securities Laws and the U.S. Securities Act shall be entitled to contribution from any Person who was not guilty of misrepresentation. The amount paid or payable by a party under this Section 3.5 as a result of the losses, liabilities, claims, damages and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 3.5 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 3.5.

3.6	Holder is Trustee

The Company hereby acknowledges and agrees that, with respect to this Article 3, the Holder is contracting on its own behalf and as agent for the other Indemnified Parties referred to in this Article 3. In this regard, the Holder shall act as trustee for such Indemnified Parties of the covenants of the Company under this Article 3 with respect to such Indemnified Parties and accepts these trusts and shall hold and enforce those covenants on behalf of such Indemnified Parties.

3.7	Company is Trustee

The Holder hereby acknowledges and agrees that, with respect to this Article 3, the Company is contracting on its own behalf and as agent for the other Indemnified Parties referred to in this Article 3. In this regard, the Company shall act as trustee for such Indemnified Parties of the covenants of the Holders under this Article 3 with respect to such Indemnified Parties and accepts these trusts and shall hold and enforce those covenants on behalf of such Indemnified Parties.

3.8	Delay of Registration

The Holder shall have no right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Schedule A.

4.	Limitations on Subsequent Registration Rights

The Company shall not, without the prior written consent of the Holder, enter into any agreement with any holder or prospective holder of the Company’s securities that grants such holder or prospective holder rights to include securities of the Company in any Prospectus under applicable Securities Laws or any Registration Statement under the U.S. Securities Act, unless: (a) such rights are either pro rata with, or subordinated to, the rights granted to the Holder under this Agreement on terms reasonably satisfactory to the Holder; and (b) the Holder maintains its first priority right in connection with an Underwriters’ Cutback as contemplated by Section 2.3(a).

SCHEDULE B

COMPLIANCE CERTIFICATE

To:	CBG Holdings LLC (“CBG”)

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Investor Rights Agreement dated November 1, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing, the “Agreement”), by and between CBG and Canopy Growth Corporation (the “Company”).

The undersigned responsible officer hereby certifies as of the date hereof that he/she is the 🌑 of the Company, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to CBG on behalf of the Company, and that:

1.	The Company is in compliance:

(i)

in all material respects, with all laws and regulations applicable to the Company’s business, affairs and operations anywhere in the world (other than the United States), including, to the extent applicable, the Controlled Drugs and Substances Act (Canada), those laws and regulations prescribed by and in respect of the Access to Cannabis for Medical Purposes Regulations issued under the Controlled Drugs and Substances Act (Canada), S.C. 2018, c.16, An Act respecting cannabis and to amend the Controlled Drugs and Substances Act, the Criminal Code and other Acts, as amended from time to time and as the same may come into force, and, including for greater certainty, the rules of the TSX, NYSE and any other stock or securities exchange, marketplace or trading market upon which the Company has sought and obtained listing of its securities; and

(ii)

in all respects, with all laws and regulations applicable to the Company’s business, affairs and operations in the United States, including, to the extent applicable, the Controlled Substances Act of the United States, 21 U.S.C. § 801 et seq, and, including for greater certainty, the rules of the TSX, NYSE and any other stock or securities exchange, marketplace or trading market upon which the Company has sought and obtained listing of its securities.

2.

The Company is in compliance with its internal compliance programs in all material respects. Such internal compliance programs have been periodically reviewed and updated to account for any changes in the laws and regulations applicable to the business, affairs and operations of the Company. In addition, the Company has provided any and all internally prepared or third-party consultant prepared audit reports related to a review of the effectiveness of the Company’s compliance program and processes and controls related to thereto.

3.

The Company has not received any communication from any regulator, governmental entity or other agency since the date of the last Compliance Certificate. If the Company has received any communication from any regulator, governmental entity or other agency, it has notified CBG and provided written copies of all such correspondence and any responses by the Company thereto.

B-1

4.

The Company has performed and observed each covenant and condition of the Agreement, applicable to it, and, since the date of the last Compliance Certificate has not been in and is not currently in breach of any such covenant or condition.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of, 🌑 20🌑.

CANOPY GROWTH CORPORATION

By:
Name:
Title:

B-2